                                                                   EXHIBIT 10.26



                             SPLIT DOLLAR AGREEMENT


         THIS AGREEMENT is made and entered into as of the 12th day of October, 1990, by and between Recognition Equipment Incorporated, herein called the Company and Thomas D. Neitzel, II, herein called the Employee.

         WHEREAS, the Company desires to assist the Employee in providing protection for the Employee's spouse, children, and other heirs in the event of the Employee's death while employed by the Company;

         NOW THEREFORE, in consideration of the covenants herein contained, it is mutually agreed as follows:

(1) The Employee will purchase a life insurance policy on the Employee's life issued by the Union Central Life Insurance Company (the "Insurer") in the face amount of $200,000. The Employee shall have all incidents of ownership in the policy, including the right to designate the beneficiary of the proceeds of the policy and the manner in which the proceeds are to be paid, except to the extent assigned by the Employee to the Company pursuant to the collateral assignment referred to in paragraph (3) below.

(2) The Company will pay the premiums on the policy each year to Union Central Life Insurance Company provided that the Company may, at any time in its absolute discretion, discontinue making such payments upon giving the Employee written notice of such discontinuance at least 90 days prior to the date any premium on such policy is due.

(3) The total amount of premiums paid by the Company to the Insurer shall constitute a debt owed by the Employee to the Company. As security for the repayment of this debt, the Employee will execute and deliver to the Company a collateral assignment of the policy.

(4) Upon the death of the Employee, this agreement shall terminate and the Company shall receive so much of the proceeds of the policy as shall be necessary to satisfy the then outstanding debt, if any, of the Employee under this agreement. The remainder of the proceeds shall be paid to the beneficiary designated by the Employee.

(5) In the event the Company gives notice to the Employee of its decision to discontinue making premium payments pursuant to paragraph (2) above, the Employee shall, within the notice

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     period provided for in said paragraph (2), at the Employee's option:

         (i) pay to the Company, or cause another person or entity to pay to the Company, the amount of the debt then owed by the Employee to the Company pursuant to paragraph (3) above, or

         (ii) surrender the policy to the Company and assign to the Company all of the Employee's incidents of ownership in the policy.

         In the event the Employee exercises the option set forth in (i) above, the Company will release the collateral assignment and deliver the policy to the Employee. In the event the Employee fails to exercise either option set forth above, the Employee shall be conclusively deemed to have exercised the option set forth in (ii) above and the Company shall have the right to surrender the policy for its cash value to satisfy the debt.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.



                                            /s/ Thomas D. Neitzel, II
                                           ------------------------------------
                                               Thomas D. Neitzel, II
                                                      Employee




                                        RECOGNITION EQUIPMENT INCORPORATED



                                        By:   /s/  Tom Hurley
                                           ------------------------------------
                                                Thomas M. Hurley
                                            Co-Chief Executive Officer


ATTEST:


   /s/  Carol S. Lyon
- ---------------------------
Carol S. Lyon, Secretary

                             COLLATERAL ASSIGNMENT

INSURER:            Union Central Life Insurance Company

POLICY NUMBER:      4221514

POLICY OWNER:       Thomas D. Neitzel, II (hereinafter referred to as the
                    "Assignor")

ASSIGNEE:           Recognition Equipment Incorporated


A. FOR VALUE RECEIVED, the Assignor hereby assigns, and sets over to the Assignee, its successors and assigns, the above policy and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Assignor by this instrument agrees and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth and further acknowledges that this assignment does not transfer to the Assignee any incidents of ownership but merely grants to the Assignee a lien against the Policy for the amount of the indebtedness owing by the Assignor to the Assignee.

B. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this assignment and pass to the Assignee by virtue hereof:

         1. The right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by reason of death or maturity; and

         2. The right to claim all distributions or shares of surplus, dividend deposits or additions to the Policy now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policy with respect thereto, provided that unless and until the Assignee shall notify the Insurer in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue on the plan in force at the time of this assignment.

C. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this assignment and do not pass to the Assignee by virtue hereof:

         1. The right to collect from the Insurer any disability benefit payable in cash that does not reduce the amount of insurance;

         2.      The right to designate and change the beneficiary;

         3. The right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer; and

         4. The right to obtain one or more loans or advances on the Policy although the Assignee may borrow an amount equal to the amount of premiums paid by the Assignee up to the cash surrender value less any Policy loans and interest thereon.

D. Only the Assignor has the right to pledge the Policy for collateral purposes.

E. This assignment is made and the Policy is to be held as collateral security for any and all liabilities with respect to the Policy of the Assignor to the Assignee, either now existing or that may hereafter arise pursuant to the Split Dollar Agreement entered into between Assignor and Assignee of even date herewith (all of which liabilities secured or to become secured are herein called "Liabilities").

F.       The Assignee covenants and agrees with the Assignor as follows:

         1. That any balance of sums received under the Policy from the Insurer remaining after payment of the then existing Liabilities, matured or unmatured, shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy had this assignment not been executed.

         2. That the Assignee will, upon request, forward without unreasonable delay to the Insurer the Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.

G. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Liabilities or the existence of any default therein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights as noted herein under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or part of the sums payable under the Policy and assigned herein shall be drawn to the exclusive order of the Assignee, if, when, and in such amounts as may be requested by the Assignee.

H. The Assignee shall be under no obligation to pay any premium, or the principal of or interest on any loans or advances on the Policy, or any other charges on the Policy, but any such amounts so paid by the Assignee from its own funds shall become part of the Liabilities hereby secured.

I. The Assignee may release any party primarily or secondarily liable for any of the Liabilities, or may apply to the Liabilities in such order as the Assignee shall determine the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this assignment, without resorting or regard to other security.

J. In the event of any conflict between the provisions of this assignment and any other evidence of the Liability, with respect to the Policy or rights of collateral security therein, the provisions of this assignment shall prevail.

K. Each of the undersigned declares that no proceedings in bankruptcy are pending against the Assignor and that Assignor's property is not subject to any assignment for the benefit of creditors.

Signed at Irving, Texas effective as of the 12th day of October, 1990.


/s/ Linda Sims                              /s/ Thomas D. Neitzel, II
- --------------------                    --------------------------------------
Witness                                 Thomas D. Neitzel, II, Assignor


                                        RECOGNITION EQUIPMENT INCORPORATED,
                                        Assignee

/s/ Carol S. Lyon                       By: /s/ Tom Hurley
- --------------------                    --------------------------------------
Secretary                                   Thomas M. Hurley
                                            Co-Chief Executive Officer


                                DECLARATION A

I,    Helen Kay Stephens, Notary Public for the State of Texas    of
        Name in full of Notary Public, Justice of Peace, etc.
   Dallas, Dallas County, Texas      duly commissioned and qualified,
   City, Town, etc., and State
do hereby certify that on this 30th day of October, 1990, before me
personally appeared     Thomas D. Neitzel, II    known to
                            Policyholder
me to be the individual described in the Collateral Assignment on the front of this form and who executed such assignment and, having been informed by me of the contents of it, and, having been duly sworn, acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year last above written.

                                            /s/ Helen Kay Stephens  (Seal)
                                        --------------------------------------
                                         Notary Public, Justice of Peace, etc.

My commission expires December 4, 1992